Exhibit (c)(10)

468787 v3 (NYDOCS1)

DRAFT

Confidential

Presentation to

CONGO

JULY 25, 2001

CREDIT SUISSE FIRST BOSTON

TABLE OF CONTENTS

1 EXECUTIVE SUMMARY

2 BIDS

3 VALUATION

4 NEXT STEPS

5 APPENDIX

EXECUTIVE SUMMARY

EXECUTIVE SUMMARY

CSFB has summarized below the marketing process undertaken for the Community Center Portfolio and has performed analysis on the bids received.

Bid Process

- CSFB targeted and called 128 prospects for the Community Center Portfolio
- Of the parties targeted, 103 parties were sent Confidentiality Agreements ("CA") beginning April 3, 2001
- 100 Executive Summaries of the Community Center Portfolio were sent beginning May 31, 2001
- 58 parties signed the CA and were sent more detailed property information beginning June 9, 2001
- 20 indications of interest were received beginning on June 29, 2001

  12 bids were received for the entire portfolio

  4 bids were received for part of the portfolio

  4 letters were received describing general interest without pricing

Valuation Implications

- There are a number of value considerations that currently affect the community center properties
- The items may affect the final valuation of the Community Center Portfolio and the Company

Next Steps

- CVR / Preferred discussion
- Bidder finalists
- Timing

DRAFT

BIDS

DRAFT

CREDIT SUISSE FIRST BOSTON
COMMUNITY CENTER PORTFOLIO
(Dollars in Thousands)

Bidding Summary - Bids Received

Bids Received	Phone	Primary Contact (Bold)	City	State	Funding Source	Comment	Assets	Price	NOI(1)	Cap
IRT Property Co. (IRT)	(770) 955-4406	**Tom McAuley / Benjamin Jones /** Brad Garner	Atlanta	GA	IRT's existing unsecured line w/untapped capacity in excess of transaction equity requirement.	Bid received 6/29/01 for all 38 CC assets. Discussed bid 7/9/01 and 7/16/01. **No further action at this point.**	Op Prop's - Non REMIC	-	-	-
							Op Prop's - REMIC	-	-	-
							Op Prop's - Subtotal	280,000	31,293	11.2%
							JV/Development	66,000	6,679	10.1%
							Total	346,000	37,972	11.0%
Lend Lease RE Investments	(312) 396-5566	**Mark Bratt** / Will Stevens	Chicago	IL	Discretionary commingled fund - Value Enhancement Fund V.	Bid received 7/2/01 for all 38 CC assets. **Lend Lease to provide pricing on non-OP & 5 REMIC properties.**	Op Prop's - Non REMIC	-	-	-
							Op Prop's - REMIC	-	-	-
							Op Prop's - Subtotal	-	-	-
							JV/Development	-	-	-
							Total(3)	345,000	37,972	11.0%
Price Enterprises/Excel Legacy Robertson Stephens	(858) 675-9400 x316 (415) 623-7618	**Graham Bullick** / Gary Sabin **Mike Marquez** / Natalie Nordin	San Diego San Francisco	CA CA	Publicly traded REIT. Have $200MM cash from asset sales, $100MM untapped credit line capacity.	Letter outlining cap rates & pricing approach received 7/17/01 for all 38 CC assets. Received bid 7/19/01 for all 38 CC assets. Discussed per asset pricing 7/20/01. **CSFB requested pricing on non-OP, Mt. Pleasant & REMIC assets by 7/24/01.**	Op Prop's - Non REMIC	-	-	-
							Op Prop's - REMIC	-	-	-
							Op Prop's - Subtotal	-	-	-
							JV/Development	-	-	-
							Total(2)	340,000	37,972	11.2%
New Plan Excel Realty Trust	(212) 869-3000	**Glenn J. Rufrano / James Stolpestad**	New York	NY	Line of credit.	Bid received 7/3/01 for all KPT assets. Implied value of CC's is based on bid for the entire company. Bid received 7/17/01 for CC assets + Carolina Bay/RMC Property Trust. **No further action at this point.**	Op Prop's - Non REMIC	-	-	-
							Op Prop's - REMIC	-	-	-
							Op Prop's - Subtotal	-	-	-
							JV/Development	-	-	-
							Total(4)	312,982	37,972	12.1%
Kramont Realty Trust (KRT)	(610) 825-7100 x156	**Jeff Hipple** / Louis Meshon	Plymouth Meeting	PA	Public REIT to get $100MM equity infusion (not issuance) from strong public sponsor.	Bid received 7/3/01 for all 38 CC assets. Discussed bid 7/11/01. **Kramont to provide pricing on non-OP properties.**	Op Prop's - Non REMIC	-	-	-
							Op Prop's - REMIC	26,510	3,132	11.8%
							Op Prop's - Subtotal	-	-	-
							JV/Development	-	-	-
							Total	311,249	37,972	12.2%
Faison Capital Advisors GECC	(704) 972-2620 (770) 999-6740	**Martin McCoy** / Sam Whitesides / Phil Norwood **Scott Stringer**	Charlotte	NC	GECC	Bid received 7/2/01 for all 38 CC assets. Discussed bid 7/9/01. Discussed GECC's role on 7/16/01. **No further action at this point.**	Op Prop's - Non REMIC	-	-	-
							Op Prop's - REMIC	28,000	3,132	11.2%
							Op Prop's - Subtotal	-	-	-
							JV/Development	-	-	-
							Total	311,000	37,972	12.2%
Equity Investment Group	(404) 364-2984 x506	**Bob Sutton** / Michael Klump	Atlanta	GA	n/a	Bid conveyed 7/17/01 for all 38 CC assets. **EIG to provide formal bid.**	Op Prop's - Non REMIC	-	-	-
							Op Prop's - REMIC	-	-	-
							Op Prop's - Subtotal	-	-	-
							JV/Development	-	-	-
							Total	300,000	37,972	12.7%
Kimco Realty Corporation (KIM)	(516) 869-7230	**Ed Senenman** / Milton Cooper	New Hyde Park	NY	Joint venture with another institution.	Bid received 7/3/01 for all 38 CC assets. Discussed bid 7/10/01. **No further action at this point.**	Op Prop's - Non REMIC	226,250	28,161	12.4%
							Op Prop's - REMIC	23,750	3,132	13.2%
							Op Prop's - Subtotal	250,000	31,293	12.5%
							JV/Development	43,404	6,679	15.4%
							Total	293,404	37,972	12.9%
Sterling Centre Corp.	(561) 835-1810	**Jan Jaroszewicz** / David Kosoy	Palm Beach	FL	Equity alternatives include GECC, Heller, Morgan Stanley, private source. Sterling to be GP @ 20% equity.	Bid received 6/29/01 for all 38 CC assets. Discussed bid 7/10/01. **Discussed acquisition strategy & funding sources 7/20/01. Sterling to provide pricing on non-OP & 5 REMIC properties.**	Op Prop's - Non REMIC	-	-	-
							Op Prop's - REMIC	-	-	-
							Op Prop's - Subtotal	-	-	-
							JV/Development	-	-	-
							Total(3)	290,000	37,972	13.1%

CC Bid Comparison.xls Date Printed: 7/23/2001, 12:12 PM

DRAFT

CREDIT SUISSE FIRST BOSTON
COMMUNITY CENTER PORTFOLIO
(Dollars in Thousands)

Bidding Summary - Bids Received

Bids Received	Phone	Primary Contact (Bold)	City	State	Funding Source	Comment	Assets	Price	NOI(1)	Cap
Inland Real Estate Acquisitions	(630) 218-4948	**Joe Cosenza**	Oak Brook	IL	Seller to provide 2nd mortgage of $20MM @ Fed funds overnight rate, in addition to private REIT fundraising. $60MM cash through retail investors.	Bid received 7/6/01 for all 38 CC assets. Discussed bid 7/10/01. **No further action at this point.**	Op Prop's - Non REMIC	228,261	28,161	12.3%
							Op Prop's - REMIC	23,322	3,132	13.4%
							Op Prop's - Subtotal	251,583	31,293	12.4%
							JV/Development	38,064	6,679	17.5%
							Total	289,647	37,972	13.1%
Archon Group (GS)/ GLA & Assoc.	(972) 368-2890	**Steve Lipscomb (AG) / Butch McGregor**	Dallas	TX	Whitehall 2001, $2.3B discretionary equity fund with emphasis on retail product.	Bid received 7/3/01 for all 38 CC assets. Discussed bid 7/11/01. **No further action at this point.**	Op Prop's - Non REMIC	-	-	-
							Op Prop's - REMIC	22,640	3,132	13.8%
Goldman Sachs	(212) 902-5288	**Trish Geery**	New York	NY			Op Prop's - Subtotal	-	-	-
							JV/Development	-	-	-
							Total	280,000	37,972	13.6%
Stoltz Management	(610) 667-5800	**Mark Kripke x16/ Michael Lachs x26**	Bala Cynwyd	PA	Stoltz family typically provides 25% equity with balance from one of several institutional partners (pension funds).	Bid received 7/12/01 for all 38 CC assets. Discussed bid 7/17/01. **No further action at this point.**	Op Prop's - Non REMIC	-	-	-
	(302) 654-5525	**Keith Stoltz**	Greenville	DE			Op Prop's - REMIC	-	-	-
							Op Prop's - Subtotal	-	-	-
							JV/Development	-	-	-
							Total	265,700	37,972	14.3%
Equity One (EQY)	(305) 947-1664	**Chaim Katzman / Alan Merkur**	N. Miami Beach	FL	Equity One common stock.	Bid received 7/17/01 for the 33 Operating Properties. Discussed bid 7/16/01 prior to receipt. **Expect to receive bid on additional 5 JV/Development properties.**	Op Prop's - Non REMIC	225,300	28,161	12.5%
							Op Prop's - REMIC	27,700	3,132	11.3%
							Op Prop's - Subtotal	253,000	31,293	12.4%
							JV/Development	-	-	-
							Total(5)	253,000	31,293	12.4%
Coventry Real Estate Partners, LTD	(212) 699-4106	**John Turner / George Rizk**	New York	NY	Equity from retail joint venture with Prudential.	Bid received 7/17/01 for 15 of the CC assets. **No further action at this point.**	Op Prop's - Non REMIC	-	17,670	-
							Op Prop's - REMIC	-	779	-
							Op Prop's - Subtotal	-	18,448	-
							JV/Development	-	4,638	-
							Total(8)	200,000	23,086	11.5%
The Crosland Group, Inc.	(704) 529-1166	**Bob Dougherty**	Charlotte	NC	New additional debt to get to 64% leverage. Equity from Crosland (20%-30% or $7-$10MM) & partners tbd. Would have Lend Lease if portfolio sold in pieces.	Bid received 7/10/01 for 9 of the CC assets. Discussed bid 7/12/01. Discussed CG partnering w/Lend Lease if the portfolio is sold in pieces. **No further action at this point.**	Op Prop's - Non REMIC	48,100	5,718	11.9%
							Op Prop's - REMIC	-	-	-
							Op Prop's - Subtotal	48,100	5,718	11.9%
							JV/Development	46,900	5,870	12.5%
							Total(6)	95,000	11,588	12.2%
Sin Fin Corporation	(212) 873-5500	**Peter Gruber**	New York	NY	n/a	Bid received 6/29/01 for 9 of the CC OP's. Discussed bid 7/16/01. **No further action at this point.**	Op Prop's - Non REMIC	-	6,999	-
							Op Prop's - REMIC	-	1,450	-
							Op Prop's - Subtotal	75,600	8,449	11.2%
							JV/Development	-	-	-
							Total(6)	75,600	8,449	11.2%
S&S Management	(757) 449-4088	**Rand Shapiro**	Virginia Beach	VA	n/a	Bid received 7/10/01 for 10 of the CC OP's. Discussed bid 7/13/01. **No further action at this point.**	Op Prop's - Non REMIC	39,855	4,717	11.8%
Perrine & Wheeler	(757) 627-9088	**Harrison Perrine**	Norfolk	VA			Op Prop's - REMIC	-	-	-
							Op Prop's - Subtotal	39,855	4,717	11.8%
							JV/Development	-	-	-
							Total(7)	39,855	4,717	11.8%

(1) **NOI is based on that provided in the marketing book. Actual underwritten NOI may be less.**
(2) Assumes low end of $340MM-$370MM range of bid value.
(3) Average of High/Low bid range.
(4) Pricing is based on bid of $320MM for all of the KPT assets, less implicit value of $7MM for Carolina Bay/RMC.
(5) 33 Operating Property Assets.
(6) 9 Assets
(7) 10 Assets
(8) 15 Assets

DRAFT

CREDIT SUISSE FIRST BOSTON
COMMUNITY CENTER PORTFOLIO
(Dollars in Thousands)

Bidding Summary - Bids Expected

Bids Expected - Portfolio	Phone	Primary Contact (Bold)	City	State	Comment
Benderson Development Co.	(716) 878-9455	**Randy Benderson**	Buffalo	NY	Has expressed interest in portfolio.
Bids Expected - Some Assets	**Phone**	**Primary Contact (Bold)**	**City**	**State**	**Comment**
Steven D. Bell & Co.	(336) 378-5147	**Shoffner Allison**	Greensboro	NC	Expect to receive bid for Mt. Pleasant TC.
Development-Management, Inc.	(704) 343-0056	**D. Gray Steelman**	Charlotte	NC	Expressed interest in Lake Pt., Eastgate - Raleigh, Waverly Pl. & Falls Pointe.

DRAFT

CREDIT SUISSE FIRST BOSTON — **BID COMPARISON**

COMMUNITY CENTER PORTFOLIO

(Dollars in Thousands)

ENTITY:	IRT	LEND LEASE (HIGH)	LEND LEASE (LOW)	PRICE/EXCEL LEGACY	NEW PLAN EXCEL	KRAMONT	FAISON
NO. OF PROPERTIES							
Non-REMIC Operating Properties	28	28	28	28	28	28	28
REMIC Operating Properties	5	5	5	5	5	5	5
Developments	2	2	2	2	2	2	2
Stabilized Joint Ventures	3	3	3	3	3	3	3
TOTAL:	38	38	38	38	38	38	38
BID(1)							
Non-REMIC Operating Properties	-	-	-	-	-	-	-
REMIC Operating Properties	-	-	-	-	-	26,510	28,000
Subtotal Operating Properties	280,000	-	-	-	-	-	-
Falls Pointe	14,500	-	-	-	-	-	13,750
Millpond Village - Retail	-	-	-	-	-	-	-
Millpond Village - Office	-	-	-	-	-	-	-
Subtotal Millpond	32,000	-	-	-	-	-	17,000
Subtotal Developments	46,500	-	-	-	-	-	30,750
Park Place	11,800	-	-	-	-	-	11,000
Peak Plaza	5,250	-	-	-	-	-	-
University Plaza	2,450	-	-	-	-	-	-
Subtotal Joint Ventures	19,500	-	-	-	-	-	-
Subtotal JV's/Dev.	66,000	-	-	-	-	-	-
TOTAL BID:	346,000	355,000	335,000	340,000	312,982	311,249	311,000
PROJECTED NOI(2)							
Non-REMIC Operating Properties - 2001	28,161	28,161	28,161	28,161	28,161	28,161	28,161
REMIC Operating Properties - 2001	3,132	3,132	3,132	3,132	3,132	3,132	3,132
Subtotal Operating Properties - 2001	31,293	31,293	31,293	31,293	31,293	31,293	31,293
Falls Pointe - 2002	1,515	1,515	1,515	1,515	1,515	1,515	1,515
Millpond Village - Retail - 2002	1,718	1,718	1,718	1,718	1,718	1,718	1,718
Millpond Village - Office - 2002	1,405	1,405	1,405	1,405	1,405	1,405	1,405
Subtotal Millpond - 2002	3,123	3,123	3,123	3,123	3,123	3,123	3,123
Subtotal Developments - 2002	4,638	4,638	4,638	4,638	4,638	4,638	4,638
Park Place - 2001	1,232	1,232	1,232	1,232	1,232	1,232	1,232
Peak Plaza - 2001	563	563	563	563	563	563	563
University Plaza - 2001	246	246	246	246	246	246	246
Subtotal Joint Ventures - 2001	2,041	2,041	2,041	2,041	2,041	2,041	2,041
Subtotal JV's/Dev. - Blended	6,679	6,679	6,679	6,679	6,679	6,679	6,679
TOTAL:	37,972	37,972	37,972	37,972	37,972	37,972	37,972
IMPLIED CAP. RATE							
Non-REMIC Operating Properties	-	-	-	-	-	-	-
REMIC Operating Properties	-	-	-	-	-	11.8%	11.2%
Subtotal Operating Properties	11.2%	-	-	-	-	-	-
Falls Pointe	10.4%	-	-	-	-	-	11.0%
Millpond Village - Retail	-	-	-	-	-	-	-
Millpond Village - Office	-	-	-	-	-	-	-
Subtotal Millpond	9.8%	-	-	-	-	-	18.4%
Subtotal Developments	10.0%	-	-	-	-	-	15.1%
Park Place	10.4%	-	-	-	-	-	11.2%
Peak Plaza	10.7%	-	-	-	-	-	-
University Plaza	10.0%	-	-	-	-	-	-
Subtotal Joint Ventures	10.5%	-	-	-	-	-	-
Subtotal JV's/Dev.	10.1%	-	-	-	-	-	-
TOTAL:	11.0%	10.7%	11.3%	11.2%	12.1%	12.2%	12.2%

(1) Per asset pricing was provided by bidders.
(2) Used in the Marketing Package.
Actual underwritten NOI may by lower.

CC Bid Comparison.xls Date Printed: [illegible]

DRAFT

CREDIT SUISSE FIRST BOSTON | **BID COMPARISON**

COMMUNITY CENTER PORTFOLIO

(Dollars in Thousands)

ENTITY:	EQUITY INVEST. GROUP	KIMCO	STERLING (HIGH)	STERLING (LOW)	INLAND	ARCHON	STOLTZ MGMT
NO. OF PROPERTIES							
Non-REMIC Operating Properties	28	28	28	28	28	28	28
REMIC Operating Properties	5	5	5	5	5	5	5
Developments	2	2	2	2	2	2	2
Stabilized Joint Ventures	3	3	3	3	3	3	3
TOTAL:	38	38	38	38	38	38	38
BID(1)							
Non-REMIC Operating Properties	-	226,250	-	-	228,261	-	-
REMIC Operating Properties	-	23,750	-	-	23,322	22,640	-
Subtotal Operating Properties	-	250,000	-	-	251,583	-	-
Falls Pointe	-	7,600	-	-	13,182	-	-
Millpond Village - Retail	-	14,000	-	-	-	-	-
Millpond Village - Office	-	11,404	-	-	-	-	-
Subtotal Millpond	-	25,404	-	-	12,727	-	-
Subtotal Developments	-	33,004	-	-	25,909	-	-
Park Place	-	4,400	-	-	5,091	-	-
Peak Plaza	-	4,250	-	-	4,932	-	-
University Plaza	-	1,750	-	-	2,132	-	-
Subtotal Joint Ventures	-	10,400	-	-	12,155	-	-
Subtotal JV' s/Dev.	-	43,404	-	-	38,064	-	-
TOTAL BID:	300,000	293,404	300,000	280,000	289,647	280,000	265,700
PROJECTED NOI(2)							
Non-REMIC Operating Properties - 2001	28,161	28,161	28,161	28,161	28,161	28,161	28,161
REMIC Operating Properties - 2001	3,132	3,132	3,132	3,132	3,132	3,132	3,132
Subtotal Operating Properties - 2001	31,293	31,293	31,293	31,293	31,293	31,293	31,293
Falls Pointe - 2002	1,515	1,515	1,515	1,515	1,515	1,515	1,515
Millpond Village - Retail - 2002	1,718	1,718	1,718	1,718	1,718	1,718	1,718
Millpond Village - Office - 2002	1,405	1,405	1,405	1,405	1,405	1,405	1,405
Subtotal Millpond - 2002	3,123	3,123	3,123	3,123	3,123	3,123	3,123
Subtotal Developments - 2002	4,638	4,638	4,638	4,638	4,638	4,638	4,638
Park Place - 2001	1,232	1,232	1,232	1,232	1,232	1,232	1,232
Peak Plaza - 2001	563	563	563	563	563	563	563
University Plaza - 2001	246	246	246	246	246	246	246
Subtotal Joint Ventures - 2001	2,041	2,041	2,041	2,041	2,041	2,041	2,041
Subtotal JV' s/Dev. - Blended	6,679	6,679	6,679	6,679	6,679	6,679	6,679
TOTAL:	37,972	37,972	37,972	37,972	37,972	37,972	37,972
IMPLIED CAP. RATE							
Non-REMIC Operating Properties	-	12.4%	-	-	12.3%	-	-
REMIC Operating Properties	-	13.2%	-	-	13.4%	13.8%	-
Subtotal Operating Properties	-	12.5%	-	-	12.4%	-	-
Falls Pointe	-	19.9%	-	-	11.5%	-	-
Millpond Village - Retail	-	12.3%	-	-	-	-	-
Millpond Village - Office	-	12.3%	-	-	-	-	-
Subtotal Millpond	-	12.3%	-	-	24.5%	-	-
Subtotal Developments	-	14.1%	-	-	17.9%	-	-
Park Place	-	28.0%	-	-	24.2%	-	-
Peak Plaza	-	13.2%	-	-	11.4%	-	-
University Plaza	-	14.0%	-	-	11.5%	-	-
Subtotal Joint Ventures	-	19.6%	-	-	16.8%	-	-
Subtotal JV' s/Dev.	-	15.4%	-	-	17.5%	-	-
TOTAL:	12.7%	12.9%	12.7%	13.6%	13.1%	13.6%	14.3%

(1) Per asset pricing was provided by bidders.
(2) Used in the Marketing Package.
Actual underwritten NOI may by lower.

DRAFT

CREDIT SUISSE FIRST BOSTON **BID COMPARISON**

COMMUNITY CENTER PORTFOLIO

(Dollars in Thousands)

ENTITY:	EQUITY ONE	COVENTRY	CROSLAND	SIN FIN	S&S/P&W
NO. OF PROPERTIES					
Non-REMIC Operating Properties	28	12	6	9	10
REMIC Operating Properties	5	1	-	-	-
Developments	-	2	2	-	-
Stabilized Joint Ventures	-	-	1	-	-
TOTAL:	33	15	9	9	10
BID(1)					
Non-REMIC Operating Properties	225,300	-	48,100	-	39,855
REMIC Operating Properties	27,700	-	-	-	-
Subtotal Operating Properties	253,000	-	48,100	75,600	39,855
Falls Pointe	-	-	13,000	-	-
Millpond Village - Retail	-	-	-	-	-
Millpond Village - Office	-	-	-	-	-
Subtotal Millpond	-	-	21,900	-	-
Subtotal Developments	-	-	34,900	-	-
Park Place	-	-	12,000	-	-
Peak Plaza	-	-	-	-	-
University Plaza	-	-	-	-	-
Subtotal Joint Ventures	-	-	12,000	-	-
Subtotal JV's/Dev.	-	-	46,900	-	-
TOTAL BID:	253,000	200,000	95,000	75,600	39,855
PROJECTED NOI(2)					
Non-REMIC Operating Properties - 2001	28,161	17,670	5,718	6,999	4,717
REMIC Operating Properties - 2001	3,132	779	-	1,450	-
Subtotal Operating Properties - 2001	31,293	18,448	5,718	8,449	4,717
Falls Pointe - 2002	-	1,515	1,515	-	-
Millpond Village - Retail - 2002	-	1,718	1,718	-	-
Millpond Village - Office - 2002	-	1,405	1,405	-	-
Subtotal Millpond - 2002	-	3,123	3,123	-	-
Subtotal Developments - 2002	-	4,638	4,638	-	-
Park Place - 2001	-	-	1,232	-	-
Peak Plaza - 2001	-	-	-	-	-
University Plaza - 2001	-	-	-	-	-
Subtotal Joint Ventures - 2001	-	-	1,232	-	-
Subtotal JV's/Dev. - Blended	-	4,638	5,870	-	-
TOTAL:	31,293	23,086	11,588	8,449	4,717
IMPLIED CAP. RATE					
Non-REMIC Operating Properties	12.5%	-	11.9%	-	11.8%
REMIC Operating Properties	11.3%	-	-	-	-
Subtotal Operating Properties	12.4%	-	11.9%	11.2%	11.8%
Falls Pointe	-	-	11.7%	-	-
Millpond Village - Retail	-	-	-	-	-
Millpond Village - Office	-	-	-	-	-
Subtotal Millpond	-	-	14.3%	-	-
Subtotal Developments	-	-	13.3%	-	-
Park Place	-	-	10.3%	-	-
Peak Plaza	-	-	-	-	-
University Plaza	-	-	-	-	-
Subtotal Joint Ventures	-	-	10.3%	-	-
Subtotal JV's/Dev.	-	-	12.5%	-	-
TOTAL:	12.4%	11.5%	12.2%	11.2%	11.8%

(1) Per asset pricing was provided by bidders.
(2) Used in the Marketing Package.
Actual underwritten NOI may by lower.

DRAFT

CREDIT SUISSE FIRST BOSTON
COMMUNITY CENTER PORTFOLIO
(Dollars in Thousands)

BID COMPARISON

ENTITY:	IRT	LEND LEASE (HIGH)	LEND LEASE (LOW)	PRICE/EXCEL LEGACY	NEW PLAN EXCEL	KRAMONT	FAISON
TOTAL PROPERTIES:	38	38	38	38	38	38	38
BID($)							
Subtotal Operating Properties	280,000	-	-	-	-	-	-
Subtotal JV's/Dev.	66,000	-	-	-	-	-	-
TOTAL BID:	346,000	355,000	335,000	340,000	312,982	311,249	311,000
IMPLIED CAP. RATE							
Subtotal Operating Properties	11.2%	-	-	-	-	-	-
Subtotal JV's/Dev.	10.1%	-	-	-	-	-	-
TOTAL:	11.0%	10.7%	11.3%	11.2%	12.1%	12.2%	12.2%
TRANSACTION TERMS							
Pricing Assumptions	2001 NOI (existing) 2002 NOI (developments) @ greater of 10% or actual vacancy w/$10MM CAPEX deduct from gross bid. $380,000 DD costs. Valued properties 9%-11.5% cap w/$.15-$.20 reserve. Are pricing Millpond on earnout basis assuming $3.2MM NOI not achievable. No value to land/outparcels. Confirmed analysis assumptions - future lease up is aggressive but current years reasonable. "Extreme" leasing issues not fixed by Sept '01 would need to be priced via earnout.	93% leased assets w/1st year NOI of $39.5MM. Value range subject to site visits, DD. Expect $5MM CAPEX and $1.25MM loan assumption fees & costs. $1MM cost of legal, envir. & physical inspections.		Price is low end of $340MM-$370MM. 10%-11% Cap rate on in place & stabilized cash flow & DCF for developments. Purchase price adjusted for assumption fees & above-market rate loans (>7.5%). 4.25% mgmt. Fee, CAPEX reserve $.15 deducted from capitalized NOI, 5% vacancy/credit loss for anchors w/less than 10 years left & shop tenants <10,000 sf, adjustments for above-mkt rents.	Pricing is based on bid of $320M for all of the KPT assets, less implicit value of $7MM for Carolina Bay/RMC.	Added $.25 reserve, 11.5%-13.5% unleveraged discount rates starting 2002 to back into 9.5%-13% cap on a per-property basis. Did not challenge expenses. Will flip out of some assets. $5.75MM closing cost including loan fees, etc.	Assume 100% ownership of Fall's Pointe.
Debt Assumed	Existing mortgages & construction debt; no REMIC/CDC.	Existing mortgages & construction debt; no REMIC/CDC.		Existing mortgages & construction debt; no REMIC/CDC.	Existing mortgages & construction debt; no REMIC/CDC.	Existing mortgages & construction debt; no REMIC/CDC.	Existing mortgages & construction debt; no REMIC/CDC.
Due Diligence	60 Days	75 days from signing of Excl. Negotiation Agreement.		n/a	n/a	60 Days	60 Days
Closing	30 Days	30 days from end of DD.		n/a	n/a	60 Days	30 days from end of DD.
Contingencies	n/a	Title & survey, etc. Excl. Negotiation Agreement. KPT breakup fee of 4% purchase price.		Due diligence & site inspections.	n/a	n/a	n/a
Deposit	n/a	$2MM Letter of Credit		n/a	n/a	n/a	$3MM
Comments	30 day contract negotiations within DD period.	n/a		Publicly traded REIT that has purchased $3B in shopping centers.	n/a	n/a	n/a
POTENTIAL EQUITY							
Bid	346,000	355,000	335,000	340,000	312,982	311,249	311,000
Debt Allocated to Properties	227,860	227,860	227,860	227,860	227,860	227,860	227,860
Potential Equity	118,140	127,140	107,140	112,140	85,122	83,389	83,140
Debt Assumed or Paid Off	191,086	191,086	191,086	191,086	191,086	191,086	191,086
Potential Cash	154,914	163,914	143,914	148,914	121,896	120,163	119,914

CC Bid Comparison.xls Date Printed 7/23/2001, 2:37 PM

DRAFT

CREDIT SUISSE FIRST BOSTON
COMMUNITY CENTER PORTFOLIO
(Dollars in Thousands)

BID COMPARISON

ENTITY:	EQUITY INVEST. GROUP	KIMCO	STERLING (HIGH)	STERLING (LOW)	INLAND	ARCHON	STOLTZ MGMT
TOTAL PROPERTIES:	38	38	38	38	38	38	38
BID(1)							
Subtotal Operating Properties	-	250,000	-	-	251,583	-	-
Subtotal JV's/Dev.	-	43,404	-	-	38,064	-	-
TOTAL BID:	300,000	293,404	300,000	280,000	289,647	280,000	265,700
IMPLIED CAP. RATE							
Subtotal Operating Properties	-	12.5%	-	-	12.4%	-	-
Subtotal JV's/Dev.	-	15.4%	-	-	17.5%	-	-
TOTAL:	12.7%	12.9%	12.7%	13.6%	13.1%	13.6%	14.3%
TRANSACTION TERMS							
Pricing Assumptions	n/a	Initial bids for Falls Pointe & Park Pl were @ 50%. MP Office value based on carveout => 2002 office NOI/11% discounted 1 year at 12%. Retail uses 2001 NOI.	Used return based- rather than cap rate based valuation. Looked at individual property vacancies, imputed $1.00 TI/Commission cost from cash flow, assumption of new debt, Millpond less than 100% leased at close. Expect high yield maintenance costs. Met with David Kosoy on July 20th.		11% Cap on Inland NOI of $31.86MM. Park Place bid assumes 50%.	Projection begins 10/01; 50%-60% credit to % rents; min. 5% vacancy loss; Mgmt fee 4%-4.25%; $5 TI on white box space; $3 LC on shop space; renewal options taken; leasing downtime 6 mo; $.20 Cap reserves. Looked at individual properties w/overall 11.47% cap. Did not cap anchor tenants. High cap rate on Millpond office due to lease up questions. Priced Falls Pt., Park Place & Millpond @ $43,557.	Primary focus on existing leasing & NOI. Adjusted Argus run for prospective tenant, reserve & applied different cap rates based on risk factors of tenant mix, etc. Blended 12% Cap.
Debt Assumed	Existing mortgages & construction debt; no REMIC/CDC.	Existing mortgages & construction debt; no REMIC/CDC.	Existing mortgages & construction debt of $190MM; no REMIC/CDC.		Existing mortgages & construction debt; no REMIC/CDC.	Existing mortgages & construction debt; no REMIC/CDC.	Existing longer term mortgages & construction debt; no REMIC/CDC or Park Pl.
Due Diligence	n/a	n/a	90 days from contract execution.		n/a	n/a	60 Days w/Buyer's right to extend DD if Phase 2 environmental.
Closing	n/a	n/a	"Within a customary period" following DD.		90 Days - bid did not specify if this included DD.	30 Days	60 Days from end of DD.
Contingencies	n/a	n/a	n/a		Estoppel letters from all tenants, occupancy/vacancy no worse than 3/8/01, all vacant spaces in rentable condition/immediately occupiable, renewal of short term leases.	Termination of existing property & asset mgmt. Contracts.	Freeclear of existing management contracts (or cancelable). Seller pays all debt assumption costs & secures add'l future assumption right. Only JV structure @ Falls Pt. $3.9MM escrow for Park Pl. Carmike lease.
Deposit	n/a	n/a	n/a		$1MM	n/a	$1MM on Agreement. $1 MM on completion of DD.
Comments	Will receive formal bid by 7/20/01.	Peak Pla/University Pla combined value = $6MM; split is estimate. Company has indicated willingness to bid more aggressively in round 2 for Millpond, Falls Pt & Park Pl.	Would look at entity level transaction. Have $100MM in tax loss carry forwards.		May not purchase without 5 REMIC assets. Have issue w/exc in centers & large short term leases. Prefer equity investment <$42MM.	New fund to focus on retail.	n/a
POTENTIAL EQUITY							
Bid	300,000	293,404	300,000	280,000	289,647	280,000	265,700
Debt Allocated to Properties	227,860	227,860	227,860	227,860	227,860	227,860	227,860
Potential Equity	72,140	65,544	72,140	52,140	61,787	52,140	37,840
Debt Assumed or Paid Off	191,086	191,086	191,086	191,086	211,086	191,086	172,188
Potential Cash	108,914	102,318	108,914	88,914	78,561	88,914	93,512

DRAFT

CREDIT SUISSE FIRST BOSTON
COMMUNITY CENTER PORTFOLIO
(Dollars in Thousands)

BID COMPARISON

ENTITY:	EQUITY ONE	COVENTRY	CROSLAND	SIN FIN	SAS/P&W
TOTAL PROPERTIES:	33	15	9	9	10
BID(1)					
Subtotal Operating Properties	253,000	-	48,100	75,600	39,855
Subtotal JV's/Dev.	-	-	46,900	-	-
TOTAL BID:	253,000	200,000	95,000	75,600	39,855
IMPLIED CAP. RATE					
Subtotal Operating Properties	0.123687747	-	11.9%	11.2%	11.8%
Subtotal JV's/Dev.	-	-	12.5%	-	-
TOTAL:	12.4%	11.5%	12.2%	11.2%	11.8%
TRANSACTION TERMS					
Pricing Assumptions	Assume high 10% cap. Used book & made "appropriate" adjustments, took vacancy factor for 100% leased assets, added reserves, reduced above-market rents resulting from TI amortization, etc.	Want Hollywood Fest, Lake Washington, Durham Fest, Eastgate SC, Towne Center, Mobile Fest, Merchants Fest, Celebration @ 6 Forks, Waverly Pl, Lake Pointe, Braves Village, Parkon Plz, Falls Pt, Millpond, Tower SC.	Want Merchants Fest, Durham Fest, Eastgate SC, Braves Village, Waverly Pl, Patriot's Plz, Falls Pt, Millpond, Park Pl. Assume $500,000 Closing cost. Will pay debt assumption fees up to 1% of principal balance + lender's incidentals.	Want Mobile Fest, Crossroads @ Mandarin, Eastgate Plz, Hollywood Fest, Stanton Sq, Tower Shopping Center, Braves Village, Dukes Plz & University Mall.	Want Crossroads @ Mandarin, Lake Pt Center, Boiling Creek, Durham Fest, Grove Park SC, Robertson Corners, University Shoppes, Brookneal, Keysville Sq, Market Sq.
Debt Assumed	Existing mortgages & construction debt; no REMIC/CDC.	Existing mortgages & construction debt; no REMIC/CDC.	Existing mortgages & construction debt; no REMIC/CDC.	n/a	Existing mortgages & construction debt; no REMIC/CDC.
Due Diligence	60 Days	n/a	60 Days	120 Days from Contract Execution.	90 Days.
Closing	60 Days	n/a	60 Days from end of DD.	10 Days from end of DD.	30 Days from end of DD.
Contingencies	Good & marketable title, physical inspection, etc.	n/a	Right to unilaterally contract for properties.	Title & Survey, Inspections, etc.	Satisfactory inspections, DD, etc. & assumption of existing mortgages.
Deposit	Mutually agreed upon letter of credit.	n/a	$1MM	$375,000	$100,000
Comments	Equity in the form of Equity One stock.	One REMIC asset.	All non-REMIC properties. Would be operating partner with Lend Lease if portfolio sold in pieces.	Stanton Sq. & Tower SC are REMIC properties.	All non-REMIC properties.
POTENTIAL EQUITY					
Bid	253,000	200,000	95,000	75,600	39,855
Debt Allocated to Properties	206,258	134,828	53,180	54,295	35,689
Potential Equity	46,742	65,172	41,820	21,305	4,166
Debt Assumed or Paid Off	161,094	116,112	53,180	30,243	26,239
Potential Cash	91,906	83,888	41,820	45,357	13,616

VALUATION

DRAFT

CREDIT SUISSE FIRST BOSTON | **5 REMIC ASSET VALUATION**

COMMUNITY CENTER PORTFOLIO

(Dollars in Thousands)

Bid for All 5 REMIC Community Centers	
Faison	28,000
Kimco	23,750
Inland	23,322
Archon	22,640
Equity One	27,700
Kramont	26,510
Average	25,320

	2001 NOI	Cap Rate	Value	Inland Bid (ASSET BREAKOUT BY BID)	Kimco Bid	Kramont Bid	Equity One
Oakland Park Festival	$725,681	9.75%	7,443	$5,778	$6,250	$7,260	$6,250
132,226 SF		10.25%	7,080	$0.86 CAPEX			
		10.75%	6,751				
		11.25%	6,450				
		11.75%	6,176				
Lenoir Festival	$761,078	11.50%	6,618	$6,569	$6,000	$6,010	$7,500
144,239 SF		12.00%	6,342	$0.02 CAPEX			
		12.50%	6,089				
		13.00%	5,854				
		13.50%	5,638				
Stanton Square	$670,942	12.00%	5,591	$4,330	$5,200	$4,850	$5,650
125,094 SF		12.50%	5,368	$2.04 CAPEX			
		13.00%	5,161				
		13.50%	4,970				
		14.00%	4,792				
Tower Shopping Center	$778,865	11.25%	6,923	$5,000	$4,300	$6,850	$6,450
153,077 SF		12.25%	6,358	$2.52 CAPEX			
		13.25%	5,878				
		14.25%	5,466				
		15.25%	5,107				
Food Lion Plaza	$195,046	9.75%	2,000	$1,645	$2,000	$1,540	$1,850
50,280 SF		10.75%	1,814	$3.32 CAPEX			
		11.75%	1,660				
		12.75%	1,530				
		13.75%	1,419				

DRAFT

CREDIT SUISSE FIRST BOSTON
COMMUNITY CENTER PORTFOLIO

RENT AT RISK

NO.	NAME	ECONOMIC OCCUPANCY	TENANT	ACTUAL RENT	SUBLEASE	TENANT	ACTUAL RENT	SUBLESSEE	RECENT DEPARTURES	TENANT	ACTUAL RENT	PENDING DEPARTURES	TENANT	ACTUAL RENT	OTHER RISKS	ACTUAL RENT	AFFECTED RENT (3)	RISK MOD. (4)	RISK HIGH (5)
1	Mobile Festival	No			Yes	Kroger-'06	654,266	Academy Sports	Yes	Carmike Cinemas	-	Yes	Wal-Mart-'06	340,023	Phar-Mor-'02	503,962	$1,747,271	$1,243,309	$503,962
2	Crossroads at Mandarin	No			No				No			No					-	-	-
3	Eastgate Plaza	Yes	Gulf Power Co.-'05	181,224	No				Yes	Knock on Wood	98,262	No					279,486	181,224	98,262
4	Hollywood Festival	No			No				No			No			Eckerd-'06	132,440	132,440	132,440	-
5	Lake Point Center	No			No				No			Yes	Winner's Circle-'02 (6)	23,766	Rent Guaranty	245,000	268,766	245,000	23,766
6	Lake Washington Crossing	No			Yes	Walgreens-'27	161,742	Beall's Outlet	Yes	Jabberwocky (6)	13,179	No					174,921	161,742	13,179
7	Oakland Park Festival Center	No			Yes	Eckerd-'06	111,198	Dollar General	No			No					111,198	111,198	-
8	Square One Center	No			No				No			No					-	-	-
9	Merchants Festival Center	Yes	A&P-'04	509,675	No				Yes	Ingles Markets		No					509,675	509,675	-
10	South Cobb Festival Center	No			Yes	Ingles Markets-'12	113,624	Cub Foods	No			No					113,624	113,624	-
11	Rolling Creek	No			No				No			No					-	-	-
12	Celebration at Six Forks	No			No				No			Yes	CVS-'03	37,191			37,191	-	37,191
13	Durham Festival	No			Yes	Eckerd-'08	24,062	Dollar General	No			No					24,062	24,062	-
14	Eastgate Shopping Center	No			No				No			No					-	-	-
15	Gateway Plaza	Yes	Winn-Dixie-'18	347,549	No				No			Yes	Great Party-'04	85,810	L. Workout Express-'03	45,364	479,023	347,549	131,474
16	Lenoir Festival	No			No				No			No					-	-	-
17	Shoreside Center	No			No				No			No					-	-	-
18	Stanton Square	No			No				No			No			Eckerd-'06	79,735	79,735	79,735	-
19	Tower Shopping Center	No			No				Yes	Carmike Cinemas	-	No					-	-	-
20	Waverly Place	No			No				No			No			Eckerd-'03	108,932	108,932	108,932	-
21	Boone Village	No			No				No			No					-	-	-
22	Grove Park Shopping Center	No			No				No			No					-	-	-
23	Mount Pleasant Towne Center	No			No				No			Yes	Morgan Stewart-'04	251,160			251,160	-	251,160
24	Patricia Plaza	No			No				No			Yes	Be-Lo-'07	273,842			273,842	273,842	-
25	Robertson Corners	No			No				No			Yes	Sears Appliances-'04	74,405			74,405	74,405	-
26	University Shoppes	No			No				No			No					-	-	-
27	Brookland Commons	No			No				No			No					-	-	-
28	Dekalb Plaza	No			No				Yes	Quality Farm & Fleet (6)	90,998	No					90,998	-	90,998
29	Food Lion Plaza	Yes	Eckerd-'05	75,889	No				No			No					75,889	75,889	-
30	Keysville Square	No			No				No			No					-	-	-
31	Market Square	No			No				No			No					-	-	-
32	Towne Square	No			No				Yes	Phar-Mor	513,916	No			Office Max-'02 (7)	35,280	549,196	-	549,196
33	University Mall	No			No				No			No					-	-	-
	Total			$1,114,337			$1,064,892				$716,354			$1,336,287		$1,150,833	$5,381,813	$3,682,626	$1,699,187

JOINT VENTURES & DEVELOPMENTS

NO.	NAME	ECONOMIC OCCUPANCY	TENANT	ACTUAL RENT	SUBLEASE	TENANT	ACTUAL RENT	SUBLESSEE	RECENT DEPARTURES	TENANT	ACTUAL RENT	PENDING DEPARTURES	TENANT	ACTUAL RENT	RISKS	ACTUAL RENT	AFFECTED RENT (3)	RISK MOD. (4)	RISK HIGH (5)
34	Falls Pointe (1)	No			No				No			No					-	-	-
35	Millpond Village-Office (1)	No			No				No			No			Office Space	1,259,173	1,259,173	-	1,259,173
36	Millpond Village-Retail (1)	No			No				No			No					-	-	-
37	Park Place	No			No				No			No			Carmike Cinemas-'02	435,000	435,000	-	435,000
38	Peak Plaza (2)	No			No				No			No					-	-	-
39	University Plaza (2)	No			No				No			No					-	-	-
	Total																$1,694,173	-	$1,694,173
	Grand Total																$7,075,986	$3,682,626	$3,393,360

1. Falls Pointe and Millpond Village will not be fully stabilized until 2002. Projected Net Operating Income will be $1.5 and $3.2 million, respectively.
2. The Company expects to own by June 2001.
3. Represents actual rent from economic occupancy, sublease, recent departures, pending departures and other risks.
4. Represents NOI with a moderate risk of loss. Moderate risk is defined as creditworthy tenant who has either a long term lease and has "gone dark", has subleased its space or has notified KPT of its pending departure from the center (ie. Wal-Mart-'06).
5. Represents NOI with a greater risk of loss. High risk is defined as a low credit tenant with short term lease remaining or who recently "went dark" (ie. Phar-Mor-'02).
6. Represents amount included in adjusted 2001 budget.
7. Represents reduction in rent of $1.50 psf per lease renewal.

Note: Bold Typeface represents high credit risk tenant and or short term lease.

DRAFT

CREDIT SUISSE FIRST BOSTON
COMMUNITY CENTER PORTFOLIO

VALUATION WORKSHEET

NO.	NAME	LOCATION CITY	LOCATION STATE	GLA	2001 P NOI	2001B (1) NOI	$.15 CAP EX RES.	$.15 TI & LC RES.	ADJ. CASH FLOW	RENT AMOUNT HIGH RISK	RENT AMOUNT MOD. RISK	RENT @ RISK SCENARIOS 75% HR 30% MR	RENT @ RISK SCENARIOS 50% HR 15% MR	RENT @ RISK SCENARIOS 25% HR 0% MR	EST. NET CASH FLOW 75% HR 30% MR	EST. NET CASH FLOW 50% HR 15% MR	EST. NET CASH FLOW 25% HR 0% MR
1	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
2	Crossroads at Mandarin	Jacksonville	FL	72,136	397,134	442,842	(10,820)	(10,820)	421,221	-	-	-	-	-	421,221	421,221	421,221
3	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
4	Hollywood Festival	Hollywood	FL	135,056	667,250	591,271	(20,258)	(20,258)	550,754	-	132,440	39,732	19,866	-	511,022	530,888	550,754
5	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
6	Lake Washington Crossing	Melbourne	FL	119,208	932,178	858,420	(17,881)	(17,881)	822,658	13,179	161,742	58,407	30,851	3,295	764,251	791,807	819,363
7	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
8	Square One Center	Jensen Beach	FL	197,731	1,399,256	1,396,184	(29,660)	(29,660)	1,336,865	-	-	-	-	-	1,336,865	1,336,865	1,336,865
9	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
10	South Cobb Festival Centre	Smyrna	GA	77,961	49,545	10,706	(11,694)	(11,694)	(12,682)	-	113,624	34,087	17,044	-	(46,770)	(29,726)	(12,682)
11	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
12	Celebration at Six Forks	Raleigh	NC	125,957	987,120	1,058,366	(18,891)	(18,891)	1,020,585	37,190	-	27,893	18,596	9,298	992,692	1,001,989	1,011,287
13	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
14	Eastgate Shopping Center	Raleigh	NC	52,575	439,149	439,351	(7,886)	(7,886)	423,579	-	-	-	-	-	423,579	423,579	423,579
15	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
16	Lenoir Festival	Lenoir	NC	144,239	761,078	762,396	(21,636)	(21,636)	719,124	-	-	-	-	-	719,124	719,124	719,124
17	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
18	Stanton Square	Greenville	NC	125,094	670,942	606,338	(18,764)	(18,764)	568,810	-	79,755	23,927	11,963	-	544,883	556,847	568,810
19	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
20	Waverly Place	Cary	NC	181,380	1,359,092	1,084,731	(27,207)	(27,207)	1,030,317	-	108,932	32,680	16,340	-	997,637	1,013,977	1,030,317
21	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
22	Grove Park Shopping Center	Orangeburg	SC	106,617	536,388	568,654	(15,993)	(15,993)	536,669	-	-	-	-	-	536,669	536,669	536,669
23	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
24	Patriots Plaza	Mount Pleasant	SC	115,632	812,678	858,787	(17,345)	(17,345)	824,097	-	273,842	82,153	41,076	-	741,945	783,021	824,097
25	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
26	University Shoppes	Conway	SC	54,124	439,843	439,842	(8,119)	(8,119)	423,605	-	-	-	-	-	423,605	423,605	423,605
27	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
28	Dukes Plaza	Harrisonburg	VA	139,956	617,582	607,497	(20,993)	(20,993)	565,510	90,998	-	68,248	45,499	22,749	497,262	520,011	542,761
29	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
30	Keysville Square	Keysville	VA	40,227	212,886	212,886	(6,034)	(6,034)	200,818	-	-	-	-	-	200,818	200,818	200,818
31	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
32	Towne Square	Roanoke	VA	301,561	1,902,144	1,859,548	(45,234)	(45,234)	1,369,080	549,196	-	411,897	274,598	137,299	1,357,183	1,494,482	1,631,781
33	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
	TOTAL:			4,574,536	$31,292,136	$30,812,374	($686,180)	($686,180)	$29,440,013	$1,699,187	$3,682,626	$2,279,178	$1,401,987	$424,797	$27,060,835	$28,038,026	$29,015,216

JOINT VENTURES AND DEVELOPMENTS

NO.	NAME	LOCATION CITY	LOCATION STATE	GLA	2001 P NOI	2001B (1) NOI	$.15 CAP EX RES.	$.15 TI & LC RES.	ADJ. CASH FLOW	RENT AMOUNT HIGH RISK	RENT AMOUNT MOD. RISK	RENT @ RISK SCENARIOS 75% HR 30% MR	RENT @ RISK SCENARIOS 50% HR 15% MR	RENT @ RISK SCENARIOS 25% HR 0% MR	EST. NET CASH FLOW 75% HR 30% MR	EST. NET CASH FLOW 50% HR 15% MR	EST. NET CASH FLOW 25% HR 0% MR
34	Falls Pointe (2)	Raleigh	NC	98,132	$1,514,553	$1,514,553	($14,720)	($14,720)	$1,485,113	-	-	-	-	-	$1,485,113	$1,485,113	$1,485,113
35	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
36	Millpond Village-Retail (2)	Cary	NC	110,001	1,717,829	1,717,829	(16,500)	(16,500)	1,684,829	-	-	-	-	-	1,684,829	1,684,829	1,684,829
37	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
38	Peak Plaza	Apex	NC	67,402	563,048	540,790	(10,110)	(10,110)	520,569	-	-	-	-	-	520,569	520,569	520,569
39	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
	TOTAL:			551,117	6,678,605	$6,497,642	($82,668)	($82,668)	$6,332,307	$1,694,173	-	$1,270,630	$847,087	$423,543	$5,061,677	$5,485,220	$5,908,764
	GRAND TOTAL:			5,125,653	$37,970,741	$37,310,016	($768,848)	($768,848)	$35,772,320	$3,393,360	$3,682,626	$3,649,808	$2,249,074	$848,340	$32,122,512	$33,523,246	$34,923,980

1. Represents adjusted budget for 2001.
2. Falls Pointe and Millpond Village are not expected to be fully stabilized until 2002.

DRAFT

OPERATING PROPERTIES

		10.5%	11.0%	11.5%	12.0%
NOI	$29,015	$276,335	$263,775	$252,306	$241,793
	28,038	267,029	254,891	243,809	233,650
	27,061	257,722	246,008	235,312	225,507

JOINT VENTURES (1)

		10.5%	11.0%	11.5%	12.0%
NOI	$3,163	$30,123	$28,753	$27,503	$26,357
	3,054	29,087	27,765	26,558	25,451
	2,945	28,051	26,776	25,612	24,545

MILLPOND VILLAGE

		10.5%	11.0%	11.5%	12.0%
NOI	$2,746	$26,151	$24,963	$23,877	$22,882
	2,431	23,153	22,101	21,140	20,259
	2,116	20,155	19,239	18,403	17,636

COMMUNITY CENTER PORTFOLIO

		10.5%	11.0%	11.5%	12.0%
NOI	$34,924	$332,609	$317,491	$303,687	$291,033
	33,523	319,269	304,757	291,506	279,360
	32,123	305,929	292,023	279,326	267,688

1. Includes Park Place, Peak Plaza, University Plaza and Falls Pointe.

DRAFT

CREDIT SUISSE FIRST BOSTON
COMMUNITY CENTER PORTFOLIO
(Dollars in Thousands)

Portfolio Debt Analysis

NAME	MATURITY	TYPE	RATE	LOAN BAL. YE 2000	ASSUMABLE	LOAN ASSUMPTION PENALTY	LOAN ASSUMPTION COST	PREPAY AVAIL.	PREPAYMENT PENALTY % OF LOAN	PREPAYMENT PENALTY $ AMT.	YIELD MAINT.	PREPAY: YM OR PP	PREPAY COST	OPTIMISTIC SCENARIO	OPTIMISTIC COST	CONTRACTUAL SCENARIO	CONTRACTUAL COST
Boiling Creek (2)	5/1/17	Fixed	10.13%	$1,439,000	Yes	0.0%	-	No	-	-	-	-	-	Assumption	No Cost	Assumption	No Cost
Brookneal Commons	7/1/15	Fixed	9.13%	1,034,491	*	1.0%	10,345	Yes	2.0%	20,690	273,798	Yield Maint.	273,798	Assumption	10,345	Prepayment	273,798
Celebration at Six Forks (3)	12/1/02	Fixed	8.48%	5,414,000	*	1.0%	54,140	Yes	2.0%	108,280	-	PP Penalty	108,280	Assumption	54,140	Prepayment	108,280
Dukes Plaza	1/1/07	Fixed	8.70%	3,980,439	*	0.0%	-	Yes	1.0%	39,804	656,550	Yield Maint.	656,550	Assumption	No Cost	Prepayment	656,550
Durham Festival	11/1/05	Fixed	7.88%	6,450,338	*	1.0%	64,503	Yes	1.0%	64,503	881,233	Yield Maint.	881,233	Assumption	64,503	Prepayment	881,233
Keysville Square	7/1/15	Fixed	9.13%	1,420,259	*	1.0%	14,203	Yes	2.0%	28,405	369,623	Yield Maint.	369,623	Assumption	14,203	Prepayment	369,623
Lake Pointe (4)	11/1/07	Fixed	7.39%	10,714,517	*	0.5%	53,573	No	0.0%	-	-	-	-	Assumption	53,573	Assumption	53,573
Lenoir Festival I (5)	5/1/14	Fixed	7.63%	3,277,542	*	1.0%	32,775	Yes	0.0%	-	228,793	Yield Maint.	228,793	Assumption	32,775	Prepayment	228,793
Market Square	1/1/15	Fixed	8.37%	2,129,098	*	1.0%	21,291	Yes	1.0%	21,291	431,351	Yield Maint.	431,351	Assumption	21,291	Prepayment	431,351
Towne Centre (6)	12/1/10	Fixed	7.58%	46,500,000	Yes	0.3%	116,250	No	0.0%	-		-	-	Assumption	116,250	Assumption	116,250
Shoreside #1 (7)	7/1/18	Fixed	9.75%	2,540,530	Yes	0.0%	-	Yes	0.0%	-		-	-	Prepayment	No Cost	Prepayment	No Cost
Towne Square	11/1/07	Fixed	7.37%	14,789,597	*	0.5%	73,948	Yes	0.0%	-	2,146,484	Yield Maint.	2,146,484	Assumption	73,948	Prepayment	2,146,484
University Mall	11/1/07	Fixed	7.37%	7,005,599	*	0.5%	35,028	Yes	0.0%	-	1,016,756	Yield Maint.	1,016,756	Assumption	35,028	Prepayment	1,016,756
University Shoppes (8)	10/1/17	Fixed	8.38%	3,047,232	*	1.0%	30,472	No	0.0%	-	-	-	-	Assumption	30,472	Assumption	30,472
Waverly Place	3/1/07	Fixed	8.55%	10,390,194	*	1.0%	103,902	Yes	1.0%	103,902	1,776,827	Yield Maint.	1,776,827	Assumption	103,902	Prepayment	1,776,827
Mobile Festival (9)	10/1/08	Fixed	9.22%	19,305,000	*	1.0%	193,050	Yes	1.0%	193,050	4,020,077	Yield Maint.	4,020,077	Assumption	193,050	Prepayment	4,020,077
Square One Center (10)	12/1/03	Fixed	8.37%	9,131,000	*	1.0%	91,310	Yes	1.0%	91,310	619,120	Yield Maint.	619,120	Assumption	91,310	Prepayment	619,120
Hollywood Festival	10/1/01	Fixed	8.50%	4,433,000	*	1.0%	44,330	No	0.0%	-	-	-	-	Assumption	44,330	Assumption	44,330
Shoreside #2(14)	7/1/15	Fixed	8.75%	2,940,000	*	1.0%	29,400	Yes	1.0%	29,400	538,900	Yield Maint.	538,900	Assumption	29,400	Prepayment	538,900
Peak Plaza(13)	10 years	LIBOR+1.90%	5.66%	4,500,000	Yes	1.0%	45,000	Yes	0.0%	-	-	-	-	Prepayment	No Cost	Prepayment	No Cost
University Plaza(13)	10 years	LIBOR+1.85%	5.61%	1,862,500	Yes	1.0%	18,625	Yes	0.0%	-	-	-	-	Prepayment	No Cost	Prepayment	No Cost
Park Place(12)	8/1/02	LIBOR+1.65%	5.41%	8,908,751	No	0.0%	-	Yes	0.0%	-	-	-	-	Prepayment	No Cost	Prepayment	No Cost
Merchants Festival(11)	8/1/01	LIBOR+2.00%	5.76%	10,000,000	No	0.0%	-	No	0.0%	-	-	-	-	Prepayment	No Cost	Prepayment	No Cost
Eastgate S/C (NC)(11)	9/1/01	Prime	6.75%	2,500,000	No	0.0%	-	No	0.0%	-	-	-	-	Prepayment	No Cost	Prepayment	No Cost
Lake Washington Crossing	Unencumbered			-	N/A	N/A	-	N/A		-	-	-	-	N/A	-	N/A	-
Patriots Plaza	Unencumbered			-	N/A	N/A	-	N/A		-	-	-	-	N/A	-	N/A	-
South Cobb Festival Centre	Unencumbered			-	N/A	N/A	-	N/A		-	-	-	-	N/A	-	N/A	-
TOTAL:				$183,713,086			$1,032,145						13,067,792		968,520		13,312,417

1. Asterisk indicates loan has been assumed once previously - subject to lender approval on a case-by-case basis.
2. Loan is closed to prepayment for 13 years (until 2005)
3. Prepayment penalty is not applicable after 6/30/02.
4. Prepayment not available until April 1, 2002.
5. Yield maintenance expense is caped at 6% of value of Treasury securities.
6. Prepayment is closed for three years.
7. Prepayment term expired.
8. Loan is closed to prepayment until 7/1/07.
9. No prepayment penalty after 2008.
10. No prepayment penalty after 2003.
11. Lines of credit - are not assumable.
12. Document does not provide for prepayment, but given short term Konover's opinion is that a negotiated prepayment may be available.
13. Current loan prepayable without penalty if refinanced - lender is Wachovia although may refinance with other lenders.

DRAFT

CREDIT SUISSE FIRST BOSTON

COMMUNITY CENTER PORTFOLIO

(Numbers in Thousands, Except per Share Data)

NAV Calculation

Sale of Outlet Portfolio to Chelsea. Purchaser assumes REMIC and Securitization. Loan servicers releases five properties.
Buyer retains Vegas Pointe Plaza until December 2, 2001 when Seller repurchases without prepayment penalty.

Draft for discussion purposes only

NAV Calculation

Outlet Portfolio Transaction	
Purchase Price	$180,000
Vegas Pointe Plaza	2,500
Total Purchase Price	$182,500
Less: Assumption of Securitization	(66,139)
Less: Assumption of REMIC	(65,095)
REMIC Escrow proceeds	4,800
Less: 150% of Prepaid Allocated REMIC Loan Amount (2)	(14,955)
Less: Prepayment Penalty on portion of REMIC prepaid	(425)
Less: Additional REMIC payment to meet release	(5,866)
Less: Additional REMIC prepayment penalties	(175)
Less: Paydown CDC Loan balance	(58,925)
Less: CDC Exit Fee	(750)
Less: Chelsea Debt Spread Payment	(370)
Less: Payment of Carolina Property Loan	(7,601)
New CDC Debt on 14 properties	60,000
CDC refinancing fee	(1,200)
Paydown of Mortgage Debt at Hollywood Festival	(4,433)
Transaction costs	(2,000)
Repurchase of Vegas Pointe Plaza	(2,500)
Cash available to Congo	$16,866

				Estimated Market Value @ NOI Cap. Rate of:			
	NOI ($)	Book Value	Adj.	10.50%	11.00%	11.50%	12.00%
Assets							
Stabilized Community Centers	$28,038			$267,029	$254,891	$243,809	$233,650
Investment in Falls Pointe	1,485			$14,144	$13,501	$12,914	$12,376
Investment in Millpond Village	2,431			$23,153	$22,101	$21,140	$20,259
Investment in Park Place	815			$7,759	$7,407	$7,085	$6,789
Investment in Peak Plaza	521			$4,958	$4,732	$4,527	$4,338
Investment in University Plaza	234			$2,226	$2,125	$2,032	$1,948
Total Real Estate	$33,523			$319,269	$304,757	$291,506	$279,360
Cash from Outlet Sale & CDC Refinancing				16,866	16,866	16,866	16,866
Cash & Cash Equivalents		2,880	100%	2,880	2,880	2,880	2,880
Restricted Cash		8,954	100%	8,954	8,954	8,954	8,954
Accounts Receivable		7,720	75%	5,790	5,790	5,790	5,790
Deferred Charges & Other Assets		12,258	9%	1,103	1,103	1,103	1,103
Investment in Sunset KPT Investement, Inc. (1)		9,357	75%	7,018	7,018	7,018	7,018
Note Receivable		519	100%	519	519	519	519
Asset Held for Sale - Vegas Pointe Plaza		10,000	100%	10,000	10,000	10,000	10,000
Asset Held for Sale- Nashville		5,000	100%	5,000	5,000	5,000	5,000
Land and Other Assets		-	0%	-	-	-	-
Total Assets		$56,689		$377,399	$362,887	$349,637	$337,491
Liabilities							
Community Center Debt		$161,094	100%	$161,094	$161,094	$161,094	$161,094
Development Debt		14,874	100%	14,874	14,874	14,874	14,874
JV Debt		15,118	100%	15,118	15,118	15,118	15,118
New CDC Debt		60,000	100%	60,000	60,000	60,000	60,000
Accounts Payable		23,113	100%	23,113	23,113	23,113	23,113
Other Liabilities		-	100%	-	-	-	-
Total Liabilities		274,199		274,199	274,199	274,199	274,199
Net Asset Value Before Preferred				$103,200	$88,688	$75,438	$63,292
Liquidation Value of Preferred (3)		19,517		19,517	19,517	19,517	19,517
Net Asset Value, Before Transaction Costs				$83,683	$69,171	$55,921	$43,775
less: Transaction Fees and Expenses as a % of Total Assets @ 1.0%				3,774	3,629	3,496	3,375
less: Other Transaction Costs as a % of Total Assets @ 0.5%				1,887	1,814	1,748	1,687
less: Assumption or Prepayment Penalties (6)				969	969	969	969
Net Asset Value, After Transaction Costs				$77,054	$62,759	$49,708	$37,744
Outstanding Shares & OP Units				33,306	33,306	33,306	33,306

NAV/Share (4)				**$2.31**	**$1.88**	**$1.49**	**$1.13**
Current Price @ 7/19/01 3:09 PM				**$2.80**	**$2.80**	**$2.80**	**$2.80**
Premium/(Discount) to NAV				**21.0%**	**48.6%**	**87.6%**	**147.1%**

Notes:

1. Includes RMC/Konover Property Trust and Carolina Bay at book value.
2. Represents loan amount at Food Lion-Petersburg, Stanton Square, Tower S/C, Oakland Park, Lenoir Festival II.
3. Valued at $25.00 per preferred share. 780,680 outstanding Preferred shares are convertible into common stock at $9 per share (approx. 2.2 shares).
4. Does not include deduction of value caused by CVR's.
5. Represents midcase underwritten NOI from Valuation Worksheet.
6. Based on the premise that most debt is assumed.

NEXT STEPS

NEXT STEPS

The Company should determine how to proceed.

- Valuation Reaction

  Valuation of the properties should be taken into consideration when determining next steps

- Debt Analysis

  The cost of assuming or prepaying the debt should be addressed further

- CVR Discussion

  A dialogue should commence in order to obtain clarification on this issue

- Preferred Stock Discussion

  A discussion of the facts are in order as these shareholders may affect a transaction

- Bidder Finalists

  The Company should decide with which groups to move forward and how to proceed

- Timing

APPENDIX

Konover Property Trust
Community Center Portfolio– Current Issues

Mobile Festival

- Carmike Cinemas rejected their lease during the Q4'00. The projections assume that the space will not be occupied.
- Phar-Mor (NASDAQ: PMOR) represents 11.5% of GLA and 11.2% of the actual rent. In February 2001, Moody's downgraded PMOR's senior notes to Caa1 and rating outlook to negative. Such actions reflect the company's highly leveraged financial condition, weakened same-store sales growth and intense competition. PMOR recently informed KPT that it has no intentions of closing its doors at this center.
- Academy Sports, a regional sporting goods store based in Houston, TX, is subleasing 75,000 sf from Kroger
- Wal-Mart recently informed KPT that they will be relocating to a Super Center (approx. 200,000 sf) situated less than one mile from the center during Q2'02 . KPT has noticed a great deal of interest from national retailers regarding the "new space" available at the center.

Crossroads at Mandarin

- The center should be at 100% occupancy by the end of the year.

Eastgate Plaza (FL)

- Gulf Power Company's lease is under economic occupancy and expires in April 2005. This tenant represents 13% of GLA and 11% of the actual rent.
- KPT has not had success leasing vacant space at this center to national retailers.
- KPT is looking to replace the 11,000 sf occupied by Knock on Wood of Pensacola. Its proprietor recently declared personal bankruptcy.

Hollywood Festival

- KPT recently executed a lease agreement with Dollar Mart (a local operator in South Florida) for 20,000 sf at a base rent of $4 psf. Prior to execution of this lease agreement, KPT had received consent from Family Dollar. According to KPT, Dollar Mart and Family Dollar are not direct competitors and will be able to co-exist at the center.
- KPT was working with Eckerd regarding the potential development of an outparcel adjacent to the center. Currently, Eckerd is not actively looking to move from its "in-line" location.
- Glidden recently informed KPT that it will renew its lease obligation and expand its space by 500 sf. New lease term includes a five year term and $10.75-$10.50 rent psf.
- Winn-Dixie has achieved impressive sales of $412 psf at this location. This tenant represents 38% and 36% of the Center's GLA and actual rent, respectively.

DRAFT

Lake Point Center

- There is a rent guaranty in place from previous owner on 14,000 sf of vacant space until leased or 3/03. The guaranty is in dispute and has not been paid since October 2000; most of the space remains vacant.
- Winn-Dixie has demonstrated stable psf sales levels at this location. This tenant represents 43% and 38% of the Center's GLA and actual rent, respectively.
- KPT is currently involved in a litigation with Winner's Circle regarding past due rent. Winner's Circle recently informed KPT that the Company will depart from the Center in August 2001, prior to its 12/02 lease expiration.

Lake Washington Crossing

- Low vacancy is attributed to the recent departure of Blockbuster, which followed after its acquisition of a local operator.
- Jabberwocky recently defaulted on its rent obligation and closed its doors.
- KPT is currently negotiating with CATO Fashions a potential lease of 4,000 sf at the center.

Oakland Park Festival Centre

- Eckerd recently vacated the center and is subleasing its space to Dollar General. Eckerd's lease term will expire in August 2006.
- USPO recently executed its renewal option at the center.
- KPT is negotiating with Fashion Sense, a discount women's clothing store, to occupy 5,000 sf of vacant space at the center.

Square One

- Although there are no notable concerns in this center, minor leasing issues persist.

Merchants Festival Centre

- Ingles Markets, which was subleasing the anchor space from A&P, recently closed its stores in this market. The A&P lease expires in November 2004.
- KPT has had preliminary discussions with Hobby Lobby to lease the vacant space formerly occupied by Ingles Markets.

South Cobb Festival Centre

- The Center's ground lease will expire in December 2026. According to the ground lease schedule, the lessee has the right of first refusal to purchase the property.
- KPT will expand the center by 4,000 sf in order to accommodate a laundry operator.

Bolling Creek

- Food Lion is satisfied with the availability of parking at the center. The site plan indicates available land adjacent to parcel "C" and 10th Street.

DRAFT

Celebration at Six Forks

- According to KPT's leasing department, Pulse Athletic Club is a good credit tenant (albeit they are habitually 60 days delinquent on rent payment).
- CVS recently informed KPT that it will be departing from the center in August 2001 and has agreed to a satisfactory lease buy-out. Although no agreement has been executed to date, KPT has received indications of strong interest for the space occupied by CVS.

Durham Festival

- Hancock Fabrics has expressed an interest to renew its lease at the center.
- Kroger recently informed KPT that they will undergo a $1.0 million renovation at the center.
- Allstate Insurance and Alltel recently renewed their leases at the center.
- Eckerd recently vacated the center and is subleasing its space to Dollar General. Eckerd's lease term will expire in April 2006.

Eastgate Shopping Center (NC)

- KPT expects the lease renewal with Kerr Drug to be executed by the end of July. Percentage rent is the most notable factor inhibiting execution of the renewal. Kerr Drug is looking for percentage rent relief.

Gateway Plaza

- Kmart has never given an indication to KPT that it would close its doors at this location.
- KPT is currently in discussions with Lowe's Foods and Bi-Lo a potential lease of the vacant space formerly occupied by Winn-Dixie.
- Great Party, which occupies 6,000 sf, recently indicated a need for rent reduction in order to avoid default at this location.

Lenoir Festival

- KPT recently executed an outparcel agreement with Jack in the Box. Annual rent for the space is $50,000 per year.

Shoreside Center

- Carolina Video recently renewed its lease agreement at the center.
- KPT is expecting to sell the center to Home Depot for $7.5 million. The contract is anticipated to close in August.

Stanton Square

- KPT continues to solicit tenants for 20,000 sf of vacant space at the center.

Tower Shopping Center

- KPT is negotiating potential leases with multiple prospects regarding the vacant space formerly occupied by Carmike Cinemas.
- Beauty World's lease renewal is in-progress, KPT feels optimistic about the possibility of consummating a deal shortly.

Waverly Place

- The center has poor visibility from the Kildaire Farm and Tryon Roads. Leasing is a major obstacle at the center.
- Eckerd recently informed KPT that it will not renew its lease agreement, which expires in October 2003. The current agreement includes a continuous operations clause that prohibits Eckerd from closing its doors at this location.

Braves Village

- Blockbuster recently executed a three year option at the center. Such option ends in July 2004.
- Kings Florist recently executed a three year renewal option at $10.75 gross rent, a 7.3% increase from current levels.
- KPT has had preliminary discussions with Waffle House/Chick-fil-A regarding future development at the center.
- Food Lion is expected to complete the expansion of its store (formerly occupied by Eckerd), which implies an additional 8,600 sf by year end 2001.

Grove Park Shopping Center

- Phillips Shoe Store and Andrae's recently indicated to KPT that they would renew their respective lease agreements.

Mount Pleasant Towne Centre

- The performance of Consolidated Theatres, a private operator which represents 14% of GLA and 19% of the actual rent at the Center, had been poor at the beginning but has increased lately. They have expressed an interest in occupying vacant space at other community centers.
- Morgan Stewart is delinquent in its rent for 12,979 sf and has a desire to close its location.

Patriots Plaza

- Bi-Lo recently executed a five year renewal option at the center. However, Bi-Lo informed KPT that they will be relocating to the new development situated across Highway 17 during the $3^{rd}/4^{th}$ Quarter of 2002. Upon departure, Bi-Lo will structure a sublease or buyout agreement to satisfy its rent obligation at the center.

Robertson Corners

- Sears Appliance recently informed KPT that it will be closing its doors at this location and will be looking to sublease their space for the balance of the current lease term (expires in November 2004). KPT is currently negotiating with Dollar Tree to sublease the 8,600 sf.

University Shoppes

- There are no notable issues with regard to this center, which is 100% leased.

Brookneal Commons

- Food Lion is the sole tenant at the center

DRAFT

Dukes Plaza

- KPT recently completed negotiations with Quality Farm & Fleet regarding its delinquent rent. Their space is currently vacant.
- Stone Mountain Carpet recently indicated to KPT that it will exercise its five year option and would like to expand its store by 10,000 sf.

Food Lion Plaza

- Eckerd recently closed its doors at this center. KPT has had a great deal of difficulty leasing the vacant space at this center.

Keysville Square

- There are no notable issues with regard to center, which is 100% leased.

Market Square

- Nothing is imminent regarding the development of two outparcels at the center. KPT recently had preliminary discussions with McDonald's.

Towne Square

- Phar-Mor, which represents 27% of GLA and 22% of the actual rent, recently closed its doors at this center and its lease is under economic occupancy. KPT has had preliminary discussions with Burlington Coat Factory to replace the aforementioned space at this center.
- Office Max recently informed KPT that it would like to renew its lease agreement at the center albeit at a reduced rate.

University Mall

- There are no notable issues with regard to center, which is 100% leased.

Falls Pointe

- KPT has $5.3 million in invested capital at the center. KPT earns a 10% preferred return with excess cash flow split 50/50.
- With the exception of 5,000 sf, the center is leased or in-process of being leased.

Millpond Village

- KPT has shown the available office space to a number of parties, however no sublease agreements have been executed. Current asking rent is $17.50 psf (net).
- The space at this center includes 81,305 sf currently leased by KPT which would become vacant once KPT is sold.

DRAFT

Park Place

- KPT has $6.0 million in invested capital at the center and earns a 10% preferred return with excess cash flow split 50/50.
- KPT and Carmike Cinemas recently executed an amendment which reduces the rent to $6.23 psf (gross). In addition, the amendment grants the landlord or tenant the ability to terminate the lease agreement provided that six months notice is given. KPT is actively looking for a tenant to occupy the aforementioned space.

Peak Plaza

- Although there are no notable concerns at the center, only minor leasing issues exist.

University Plaza

- Although there are no notable concerns at the center, only minor leasing issues exist.